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                                                                   EXHIBIT 21.1


                        Subsidiaries of StaffMark, Inc.


        Each of the following subsidiaries are incorporated under the General Corporation Law of Delaware.


1.     Blethen Temporaries Acquisition Corporation

2.     Brewer Personnel Services Acquisition Corporation

3.     Dixon Enterprises of Burlington Acquisition Corporation

4.     DP Pros of Burlington Acquisition Corporation

5.     Jaeger Personnel Services Acquisition Corporation

6.     Personnel Placement Acquisition Corporation

7.     Trasec Acquisition Corporation

8.     Maxwell Staffing Acquisition Corporation

9.     Technical Staffing Acquisition Corporation

10.    Excel Temporary Staffing Acquisition Corporation

11.    Professional Resources Acquisition Corporation

12.    Prostaff Personnel Acquisition Corporation

13.    HRA Acquisition Corporation

14.    First Choice Staffing Acquisition Corporation

15.    Maxwell/Healthcare Acquisition Corporation

16.    Maxwell Staffing of Bristow Acquisition Corporation

17.    Square One Rehab Acquisition Corporation